                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT RESERVE ENGINEERS

         As Harken Energy Corporation's (Harken's) independent reserve engineers, Gaffney, Cline & Associates, Inc. (GCA) consents to the reference to GCA's reserve report dated December 31, 1999, as included in this Form 10-K/A.


                                        GAFFNEY, CLINE & ASSOCIATES




Dallas, Texas
August 14, 2000